Exhibit 99.2

Guardian 8 Finishes 2015 With Increased Year Over Year Sales

Sales Increased Over 200% From 2014

SCOTTSDALE, AZ--(Marketwired - January 06, 2016) - Guardian 8 Corporation, the wholly owned operating subsidiary of Guardian 8 Holdings (OTCQB: GRDH), a leading provider of Enhanced Non-Lethal (ENL) defense technologies, today announced that it finished the year with more than a 200% increase in Pro V2 sales compared to 2014.

This sales growth was made possible through the combined efforts of dedicated company affiliates who invested substantial sums of their personal finances in the Company throughout the 2015 fiscal year. C. Stephen Cochennet, CEO/President of Guardian 8, personally invested over one million dollars during the last twelve months to help ensure the organization's financial viability.

When Cochennet was asked to comment on the increase in sales and his additional investments, he stated, "Early adoption of this disruptive new technology was slower than we originally anticipated. However, we are encouraged by the top line growth in 2015 and the addition of several marquee accounts. We believe the changes made in our staffing, infrastructure, and realigned focus earlier in 2015 has poised the Company for accelerated growth."

Cochennet also commented, "I am proud of our employees, and speak for the entire Guardian 8 team when I say we will remain diligent in our efforts to control costs while expanding the deployment of the Pro V2 across the personal protection industry domestically and globally." He also commented, "We believe our change in focus, strategy, and the results from our pilot programs in healthcare, private security, public education, and international channels will improve our shareholders return on investment in the coming years."

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from affiliate investments; continued investments by the affiliates or any other investors; the actual amount of sales increases in 2015; actual international or domestic sales revenue to be derived from the Pro V2 device; Guardian 8's and its subsidiaries business prospects; Guardian 8's ability to raise sufficient funds to satisfy its working capital requirements; Guardian 8's ability to meet its debt obligations; the ability of Guardian 8 to execute its business plan; benefits of the G8 Pro V2 device; any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Guardian 8 makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. Guardian 8 undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact
Dan Hill
Guardian 8 Corporation
7432 E. Tierra Buena Lane, Suite 102
Scottsdale, AZ 85260
O: 480-426-1975
dan@guardian8.com

Investor Relations
Will Grove
Vice President of Finance
Guardian 8 Corporation
7432 E. Tierra Buena Lane, Suite 102
Scottsdale, AZ 85260
O: 480-426-1014
will@guardian8.com